                                                                      Exhibit 21

                     Subsidiaries of Aircraft Finance Trust

            Entity                                    Jurisdiction
            ------                                    ------------
            1.  AFT Trust-Sub I                       Delaware


            2.  Aircraft Finance Trust                Ireland
                Ireland Limited